Exhibit 1.1

AMENDMENT NO. 4 TO AT MARKET ISSUANCE SALES AGREEMENT

September 29, 2025

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, NY 10171

Yorkville Securities, LLC

1012 Springfield Avenue

Mountainside, NJ 07092

Ladies and Gentlemen:

Plug Power Inc., a Delaware corporation (the “Company”), and B. Riley Securities, Inc. are parties to that certain At Market Issuance Sales Agreement dated January 17, 2024 (the “Original Agreement”), as amended by Amendment No. 1 to the At Market Issuance Sales Agreement, dated February 23, 2024 (“Amendment No. 1”), as further amended by Amendment No. 2 to the At Market Issuance Sales Agreement, dated November 7, 2024 (“Amendment No. 2”), and as further amended by Amendment No. 3 to the At Market Issuance Sales Agreement, dated August 15, 2025 (“Amendment No. 3,” and, together with the Original Agreement and Amendment No. 1 and Amendment No. 2, the “Sales Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Sales Agreement. The Company and Agent desire to amend the Sales Agreement as set forth in this Amendment No. 4 thereto (this “Amendment No. 4”) as follows:

1. The definitions of the terms “Agent” is hereby amended to read as follows:

“Yorkville Securities LLC and B. Riley Securities, Inc. (each an “Agent” and collectively, the “Agents”).”

2. (a) The first sentence of Section 2 of the Original Agreement is hereby amended to read as follows:

“Each time that the Company wishes to issue and sell Agency Placement Shares hereunder through an Agent, acting as agent (each such transaction, an “Agency

Transaction”), it will notify an Agent (the “Designated Agent”) by electronic mail (or other method mutually agreed to in writing by the parties) of the number of Agency Placement Shares to be sold, the time period during which sales are requested to be made, any limitation on the number of Agency Placement Shares that may be sold in any one day and any minimum price below which sales may not be made (an “Agency Placement Notice”), the form of which is attached hereto as Schedule 1.”

    (b) All other references in Section 2, Section 3, and Section 5 of the Original Agreement to “B. Riley” shall hereby be amended to refer to the “Designated Agent.”

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3. Section 11(b) of the Original Agreement shall be amended and restated as follows:

“Each Agent, severally and not jointly, agrees to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 11(a) of this Agreement, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to the applicable Agent and furnished to the Company in writing by the applicable Agent expressly for use therein.”

4. Except as specifically amended hereby, all other references to “B. Riley” in the Original Agreement, including the schedules and exhibits, are hereby amended to refer to “each Agent” or the “Agents,” as context may require.

5. As of the date hereof, the references to “Prospectus Supplement” shall refer to the prospectus supplement relating to the offering and sale of the Shares filed by the Company with the Commission pursuant to Rule 424(b) on the date hereof, in the form furnished by the Company to the Agent in connection with the offering of the Placement Shares.

6. Section 13(e) of the Original Agreement is hereby amended to add the following language to the end of such Section:

“To the extent this Agreement is terminated by one Agent or by the Company with respect to one Agent pursuant to Sections 13(a) (b) or (c) above, this Agreement shall terminate only with respect to such Agent and shall remain in full force and effect with respect to the Company and the other Agent, unless and until terminated pursuant to Sections 13(a), (b), (c), or (d) above.”

7. Section 14 of the Original Agreement is hereby amended to include the following:

“Yorkville Securities, LLC

1012 Springfield Avenue

Mountainside, NJ 07092

Attention: Senior Managing Director & Legal Counsel

Telephone: (310) 909-3617

Email: mgeller@yorkvillesecurities.com”

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8. Schedule 3 of the Original Agreement is hereby amended to include the following:

‘Yorkville Securities, LLC

Patrice McNicoll	pmcnicoll@yorkvillesecurities.com

Matt Feinberg	mfeinberg@yorkvillesecurites.com

Seth Appel	sappel@yorkvillesecurities.com

Dennis Santangelo	dsantangelo@yorkvillesecurities.com

Scott Cubeta	scubeta@yorkvillesecurities.com

Robert Harrison	rharrison@yorkvillesecurities.com

with a copy to atmtrading@yorkvillesecurities.com’

9. All references to “January 17, 2024” set forth in Schedule 1, Schedule 2(b) and Exhibit 7(l) of the Original Agreement are revised to read “January 17, 2024 (as amended by Amendment No. 1, dated February 23, 2024, Amendment No. 2, dated November 7, 2024, Amendment No. 3, dated August 15, 2025, and Amendment No. 4 dated September 29, 2025).”

10. Yorkville Securities, LLC hereby agrees to be bound by the terms of the Agreement, and shall be considered to be an Agent under the Agreement to the same extent as if it were a party to the Original Agreement on the date of the execution thereof.

11. The Company will pay reasonable and documents fees and disbursements of counsel to the Agent of up to $25,000 incurred in connection with this Amendment No. 4 and other related documents.

12. Except as specifically set forth herein, all other provisions of the Sales Agreement shall remain in full force and effect.

13. This Amendment No. 4, together with the Original Agreement, Amendment No. 1, Amendment No. 2 and Amendment No. 3 (including all schedules and exhibits attached thereto), constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Amendment No. 4 nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Amendment No. 4. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, and this Amendment No. 4; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement.

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14. THIS AMENDMENT NO. 4 AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT NO. 4 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS. THE COMPANY AND THE AGENT EACH HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT NO. 4 OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE UNDER OR IN CONNECTION WITH THIS AMENDMENT NO. 4 OR ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THE SALES AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

16. This Amendment No. 4 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile transmission or electronic transmission (e.g., PDF).

[Remainder of Page Intentionally Blank]

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If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this Amendment No. 4 shall constitute a binding amendment to the Sales Agreement between the Company and the Agent.

Very truly yours,

PLUG POWER, INC.

By:	/s/ Paul B. Middleton
	Name:	Paul B. Middleton
	Title:	Chief Financial Officer

ACCEPTED as of the date first-above written:

B. RILEY SECURITIES, INC.

By:	/s/ Joe Nardini
	Name:	Joe Nardini
	Title:	Senior Managing Director

YORKVILLE SECURITIES, LLC

By:	/s/ Patrice McNicoll
Name:	Patrice McNicoll
Title:	Co-Chief Executive Officer

[Signature Page to Amendment No. 4 to Sales Agreement]